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EXHIBIT 99.5

FORM OF SUBORDINATION AGREEMENT

        The undersigned (the "Investor"), being an owner and holder of certain obligations of Thomas Group, Inc. (the "Borrower"), and payable or otherwise accruing to the Investor arising in connection with that certain subordinated promissory note in the original principal amount of $1,000,000 to be executed in October, 2002 by the Borrower in favor of Investor (the "Investor Note", and the obligations arising in connection with the Investor Note, collectively, the "Investor Obligations"), does, for the benefit of, and at the insistence of, Comerica Bank-Texas, a Texas banking association (the "Bank") and as an inducement to the Bank to extend or to continue to extend financial accommodations to the Borrower from time to time, undertake the following actions:

        1.    Subordination.

        a.    The Investor does hereby expressly subordinate and make inferior at all times and in all respects all of its indebtedness, obligations (including without limitation, the Investor Obligations), liens and claims, whether express or implied, written or verbal, secured or unsecured, now existing or hereafter arising, of any amount and of any nature from the Borrower to the Investor (collectively, the "Subordinated Indebtedness") to all indebtedness, obligations, liens and claims, whether express or implied, written or verbal, now existing or hereafter arising, of any amount and of any nature (and all renewals, extension and modifications thereof) from the Borrower to the Bank (collectively, the "Senior Indebtedness"). The documents evidencing (a) the Senior Indebtedness are herein referenced as the "Senior Loan Instruments", and (b) the Subordinated Indebtedness are herein referenced as the "Subordinated Loan Instruments").

        b.    The Investor does hereby agree that the Subordinated Indebtedness shall be and remain at all times and in all respects secondary and inferior to the Senior Indebtedness, and all of the Senior Indebtedness, as now or hereafter renewed or extended, shall remain at all times and in all aspects prior and superior to the Subordinated Indebtedness. No consent or notice shall at any time be required in connection with the renewal or extension of any of the Senior Indebtedness.

        2.    Payments on Investor Obligations.    Notwithstanding anything to the contrary, so long as no "Default" or "Event of Default" (as such terms are defined in the Senior Loan Agreement) shall have occurred and be continuing under that certain First Amended and Restated Revolving Credit Loan Agreement dated as of December 4, 1996, among the Borrower and the Bank (as amended or otherwise modified from time to time, the "Senior Loan Agreement"), the Borrower may make scheduled payments (but not prepayments) of interest and/or principal on, and otherwise satisfy, the Investor Obligations in accordance with the terms of the Investor Note.

        3.    Default.    Any failure to comply with the terms of, or any default or event of default declared under the Investor Note shall constitute an "Event of Default" (as such term is defined therein) under the Senior Loan Agreement. The Borrower agrees to promptly notify the Bank of any default or event of default declared under the Investor Note. So long as any "Default" or "Event of Default" (as such terms are defined therein) shall have occurred and be continuing under the Senior Loan Agreement, the Investor will not ask for, demand, sue for, take or receive, or offer to make any discharge or release of, any of the Subordinated Indebtedness.

        4.    Opportunity to Cure.    The Bank shall use its best efforts to give the Investor notices in connection with any "Default" or "Event of Default" declared by the Bank, whether of money or of any other term or condition in the Senior Loan Instruments. If a "Default" or "Event of Default" occurs under any Senior Loan Instrument, and as a result thereof the Bank intends to institute any foreclosure proceeding thereunder, then the Bank will provide the Investor with written notice at the address indicated on the signature page to this Subordination Agreement, which such notice shall describe the nature of such default and shall give the Investor an opportunity to cure the same within the later of (i) ten (10) days after receipt of said written notice from the Bank (which notice may, at the Bank's option, be delivered prior to, either concurrently with or subsequent to any written notice of such default that is given by the Bank to the Borrower); or (ii) within any applicable period or periods that may be provided for curing such default under the Senior Loan Instruments.

        5.    Investor Note.    No amendment or modification to the Investor Note shall be made without the express written approval of the Bank.

        6.    Bankruptcy.    The provisions of this Subordination Agreement shall continue in full force and effect, notwithstanding the commencement of a case under Title 11 of the United States Code, as amended and/or superseded, by or against the Borrower or the Investor.

        7.    Waiver.    The Bank's failure to insist upon the strict performance of any term, condition or other provision of this Agreement, or the other Senior Loan Instruments, or to exercise any right or remedy hereunder or thereunder, shall not affect or alter this Agreement or the other Senior Loan Instruments, and each and every term, condition and other provision of this Agreement or the other Senior Loan Instruments shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or event of default in connection therewith under and in accordance with the terms of the Senior Loan Instruments. The Investor's failure to insist on strict performance of any term, condition or other provision of this Agreement or any of the Subordinated Loan Instruments or to exercise any right or remedy hereunder or thereunder shall not affect or alter this Agreement or any of the Subordinated Loan Instruments, and each and every term, condition and other provision of this Agreement or any of the Subordinated Loan Instruments shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or event of default in connection therewith under and in accordance with the Subordinated Loan Instruments.

        8.    Miscellaneous.    This Subordination Agreement shall be governed in all respects by the laws of the State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely with Texas. This Subordination Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

        EXECUTED this    day of October, 2002.

EDWARD P. EVANS

Address of Notice
712 Fifth Avenue New York, NY 10019 Fax Number: 212-765-9595

Agreement and Acknowledgment:

        The Borrower hereby accepts notice of the subordination created by this Subordination Agreement and agrees that it will take no action inconsistent with this Subordination Agreement.

BORROWER:
THOMAS GROUP, INC.
By:

Name: Title:
Address of Notice
5221 North O'Connor Boulevard Suite 500 Irving, Texas 75039 Fax Number: (972) 443-1747

Bank's Confirmation:

        The Bank hereby confirms its agreements and obligations as set forth in paragraphs 4 and 7 of the preceding Subordination Agreement.

COMERICA BANK-TEXAS
By:
Name: Title:

EXHIBIT A

Obligation

[Attach copy of promissory note in the amount of $1,000,000 payable to the Investor]

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FORM OF SUBORDINATION AGREEMENT
EXHIBIT A Obligation [Attach copy of promissory note in the amount of $1,000,000 payable to the Investor]